                                                                  Exhibit 10(40)
                                                                  --------------
                           SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "Agreement") is entered into as of this
                                          ---------
10th day of February, 2000, by and between VIRTUAL COMMUNITIES, INC., a Delaware corporation ("VCI"), CORTEXT LTD., an Israeli private company ("Cortext"), and
              ---                                               -------
RAN EILAM and NOAM ILAN (the "Cortext Principals").
                              ------------------

                                   RECITALS
                                   --------

          A. Cortext and Planet Communications Ltd., an Israeli private company ("Planet") each own 50% of a certain magazine web publishing tool kit
          ------
software (the "Magazine Software");
               -----------------

          B. Cortext and Planet have licensed the Magazine Software to VCI pursuant to a license agreement dated July 18, 1999 and annexed hereto as Exhibit A (the "Software License Agreement");
                --------------------------

          C. As a condition to this Agreement, Planet is assigning its entire interest in the Magazine Software to Cortext pursuant to an agreement in the form annexed hereto as Exhibit B (the "Assignment Agreement"); and
                                       --------------------

          D. Upon the terms and subject to the conditions hereinafter set forth, Cortext wishes to sell, and VCI wishes to purchase, up to 450 Ordinary Shares of Cortext, nominal value NIS 1.00 each (the "Shares"), that would result in VCI owning 60% of the outstanding share capital of Cortext after such issuance, sale and purchase, on a fully-diluted basis calculated on the date thereof.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Issuance and Purchase of the Shares. Cortext shall issue and sell to
          ------------------------------------
VCI and VCI shall purchase from Cortext, the Shares in four installments (each an "Installment Closing"), subject to the terms and conditions set forth in
    -------------------
Exhibit 1 annexed hereto.

          2.   Agreements of the Cortext Parties.
               ---------------------------------

          From and after the execution hereof, the parties hereto agree to do and cause to be done such acts or things (including, without limitation, voting their shares in Cortext and/or amending the Articles of Association of Cortext) as may be required from time to time to ensure the application of the provisions of Sections 2 and 3 below.

          2.1  Appointment of Directors. The provisions of Article 61 of the New
               ------------------------
Articles (without regard to subsequent amendment) are hereby incorporated by reference and each of the parties agrees to be bound by such provisions as if the same were provided herein.

          2.2  Operation of, and Non-Deviation from, Cortext's Business.
               --------------------------------------------------------

                                                        STOCK PURCHASE AGREEMENT

          From the date hereof up to and including the date of the fourth and final Installment Closing set forth in Schedule 1 (the "Final Closing"):

          (i) Cortext shall conduct its business in the ordinary course of business and shall immediately inform VCI of the occurrence of any event not in the ordinary course of business; and

          (ii) Cortext will use its best efforts to preserve (A) Cortext's business organization intact and (B) Cortext's goodwill. Without limiting the generality of the foregoing or any other covenant contained herein, Cortext will perform in all material respects all obligations required of Cortext under any material contracts to which it is a party.

          2.3   Milestones..  Until the completion of the Milestones, and
                ----------
subject to VCI fulfilling its obligations hereunder, Cortext shall devote substantially all of its resources and use its best efforts, to meeting the Milestones in accordance with the Milestone Schedule.

          2.4   Litigation.  Cortext  will promptly notify VCI in writing of any
                ----------
lawsuits, claims, proceedings or investigations (each, a "Claim") which are threatened or commenced against or by Cortext or, if known to Cortext, against any employee, consultant or director of Cortext or against the Cortext Principals in connection with their ownership interest in Cortext, the Magazine Software or the transactions contemplated hereby.

          2.5   Keeping of Books and Records; Accounts and Reports.
                --------------------------------------------------

          (a) Cortext shall keep and maintain adequate records and books of account, as directed by the CFO of VCI, and in which adequate entries will be made in accordance with Israeli GAAP, reflecting, in all material respects, all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          (b) Cortext shall furnish to VCI (or to the VCI Director, when so specified) copies of the following certificates, filings, reports and information:

          (i) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of Cortext, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in cash flow of Cortext, if any, for such fiscal year, prepared in accordance with Israeli GAAP and setting forth in each case in comparative form the figures for the previous fiscal year and the budgeted figures for the current fiscal year, all in reasonable detail and audited (other than budgeted figures) by Kost, Forrer & Gabbai, or another Israeli affiliate of a "Big Five" accounting firm.

          (ii) As soon as practical after the end of the first, second and third quarterly accounting periods in each fiscal year of Cortext and in any event within 45 days thereafter, (A) a consolidated balance sheet of Cortext, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of change in cash flow of Cortext for such period and for the current fiscal year to date, subject to changes resulting from normal year-end audit adjustments, and setting forth in each case in comparative form the figures for the same periods of the previous fiscal year and the budgeted figures for the current periods, all in reasonable detail and signed by the principal financial or accounting officer of Cortext and to the VCI Director: (B) a quarterly letter from the executive management of Cortext discussing in reasonable detail (1) the operations of Cortext for the previous quarter and (2) any deviations in the actual performance for the previous of Cortext from the projected performance of Cortext set forth in the Quarterly Budget (defined below).

          (iii) As soon as practical prior to  the end of each fiscal year, and
     in any event at least   30 days prior thereto, provide to all Board members
     for their review, a budget (the "Quarterly Budget") for Cortext that
                                                ------
     contains, at least with respect to such fiscal year, quarterly and (where practicable) monthly detail, including, but not limited to, limitations on capital expenditures, operating expenditures and the incurrence of unsecured, secured and aggregate indebtedness.

          (iv) As soon as practical prior to the end of each fiscal year, and in any event at least 30 days prior thereto, provide to all Directors a strategic plan (the "Plan") for Cortext that contains, at least with
                          ----
     respect to such upcoming fiscal year, a strategic plan on a product line and on an overall basis for Cortext, which shall be subject to the approval of the Board.

          (c) Cortext shall promptly make full disclosure to VCI of all material facts, affecting the financial condition, business operations, properties and prospects of Cortext that could reasonably be expected to have a material adverse effect on Cortext.

          (d) Without derogating from any of the foregoing, commencing as of the first Installment Closing Date, the financial controller of VCI shall direct the financial control of Cortext and Cortext shall promptly institute all financial controls and provide such financial reports as may be requested by the VCI financial controller.

          2.6     Actions Prior to Final Closing. The provisions of Article 76A
                  ------------------------------
of the New Articles (without regard to subsequent amendment) are hereby incorporated by reference and each of the parties agrees to be bound by such provisions as if the same were provided herein.

     2.7  Cortext Name. Cortext acknowledges that following the first
          ------------
Installment Closing, VCI shall have the right to the use of the name "Cortext" in any materials relating to the Magazine Software, in a manner that shall not be contrary to the interests of CORTEXT.

     2.8  End User  Licenses. Provided that VCI shall not have failed  to make
          ------------------
any of the payments as required at an Installment Closing, Cortext shall not grant any license or right in the Magazine Software other than to single site end users pursuant to a standard end user license, except upon the prior written consent of VCI.

     2.9  Cortext Principals' Guarantees.  Following the first Installment
          ------------------------------
Closing, Cortext shall act to remove the personal guarantees of the Cortext Principals with respect to the debts and obligations of Cortext set forth in
Schedule 2.9 annexed hereto, if any.

     3.   Transfer Restrictions; Right of First Refusal; Right of Co-Sale.
          ---------------------------------------------------------------

          3.1. Right of First Refusal. The provisions of Article 13   of the New
               -----------------------
Articles (without regard to subsequent amendment) are hereby incorporated by reference and each of the parties agrees to be bound by such provisions as if the same were provided herein.

          3.2. Restrictions on Transfer by Cortext Principals. Neither of the
               ----------------------------------------------
Cortext Principals shall sell, transfer or otherwise dispose of any shares of any class which he may hold in Cortext without the prior written consent of VCI, which consent shall not be unreasonably withheld, prior to the earlier of (a) July 31, 2001, (b) the initial public offering of Cortext's shares or the closing of an M&A Transaction involving the majority of CORTEXT's shares or its assets (c) the date that VCI shall fail to make a payment as required at an Installment Closing or (d) the date that VCI (or its Permitted Transferee) shall no longer hold shares in Cortext. Such consent by VCI, or its successor, shall not be deemed a waiver of any of VCI's rights pursuant to Article 13 of the New Articles or Section 3.3 hereof unless such rights are expressly waived in writing.


          3.3. Right of Co-Sale. (a)  Should any of the Cortext Principals or
               ----------------
VCI (in each case, the "Offeree") receive one or more bona fide offers (collectively, the "Offer"), from any person or entity (the "Offeror") to purchase from the Offeree any of its shares in Cortext, which Offer the Offeree intends to accept, such Offeree shall promptly notify the others among them (the "Eligible Shareholders") in writing of the name and address of the Offeror and the terms and conditions of such Offer and each of the others shall be entitled to exercise its right of first refusal under Article 13 of the Articles of the Company or to participate in the sale by selling the same percentage of its holding in Cortext (and on the same terms) as the Offeree. In the event an Eligible Shareholder wishes to join in the sale, then the Eligible Shareholder shall give written notice thereof to the Offeree ("Participation Notice"), which shall be received by the Offeree within thirty (30) days of the date of notice by Offeree , with a copy to Cortext, specifying the number of shares the Eligible Shareholder wishes to sell. If the Offeree receives Participation Notices from one or more Eligible Shareholders, then the Offeree shall not sell any shares to the Offeror unless the Offeror offers and agrees to purchase concurrently from the Eligible Shareholder the number of shares specified in the Eligible Shareholders' Participation Notices provided that the Offeror shall not be required to purchase from the Eligible Shareholder a larger percentage of such Eligible Shareholder's shares than that percentage of the Offeree's shares being purchased concurrently therewith by the Offeror.

               (b) Should no Eligible Shareholders provide Participation Notice s with respect to the Offer as set forth in (a) above, the Offeree shall be entitled, for an additional period of sixty (60) days to sell or transfer such shares to the Offeror, provided that the terms of such sale or transfer shall be no more favorable to the Offeree than the Offer. Should the Offeree not dispose of the shares which are the subject of the Offer during the aforementioned sixty
(60) day period, the shares which are the subject of the Offer shall not be sold or transferred to the Offeror or to any other party unless and until the Eligible Shareholders shall again be offered the right to participate in such sale or transfer as set forth in Subarticle (a) above.

     3.4 The provisions of Sections 3.2 and 3.3 hereof shall not apply to any transfer of shares to an entity controlled by, controlling, or under common control with the transferring shareholder, and, in the case of a transferring shareholder which is an individual, to any member of his immediate family or to a wholly owned company of such individual ("Permitted Transferee"). For purposes hereof, "control" of an entity shall mean the ownership of: (1) more than 50% of the equity securities (or similar interests) of the entity;
and (2) more than 50% of the right to participate in the entity's profits and assets upon liquidation or winding up; and (3) the right to appoint more than 50% of the members of the board of directors (or similar governing body) of such entity. No transfer under this Sections 3.4 shall be made to any transferee, unless such transferee agrees in writing to be bound by all agreements relating to rights and/or obligations binding upon the transferring shareholder as a shareholder and/or as a founder, as the case may be, immediately prior to such transfer.

     4.   Representations and Warranties by CORTEXT.  Cortext and each of the
          ------------------------------------------
Cortext Principals hereby represents and warrants, as of the date hereof and each Installment Closing Date, subject to such actions taken pursuant to this Agreement and/or with the prior written consent of a director appointed by VCI, to VCI, as set forth below. Notwithstanding anything to the contrary contained herein, the representations of each of the Cortext Principals are made only to the best of his knowledge, information and belief.

          4.1  Corporate Organization. Cortext is a private Israeli company,
               ----------------------
duly organized, validly existing under the Laws of Israel, has full power and authority (corporate and otherwise) to carry on its business as it is now being conducted and to own, lease or operate its properties and assets and is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such licensing or qualification. Cortext has filed all reports required to be filed with the Israeli Companies Registrar, paid all annual registration fees and fulfilled all of its other obligations under the Companies Ordinance, including the regulations promulgated thereunder.

          4.2  Subsidiaries.  Cortext does not own, and has never owned, any
               ------------
interest in any corporation or other business entity and Cortext is not a participant, and has never been a participant, in any partnership or any joint venture with any third party.

          4.3. Capitalization.
               --------------

          (a) The authorized share capital of Cortext consists of NIS 29,400 (twenty nine thousand and four hundred New Israeli Shekels) divided into 29,400 Ordinary Shares of NIS 1.00 each. As of the date hereof, 300 Ordinary Shares are issued and outstanding. All issued and outstanding shares of Cortext are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights except as set forth in the Company's Articles of Association.

          (b) All issued and outstanding shares of Cortext are owned by the Cortext Principals, in equal amounts, free and clear of all mortgages, pledges, liens, security interests, encumbrances, restrictions or charges of any kind.

          (c) Except as set forth above in paragraph (a), there are no shares or other securities of Cortext outstanding; there are no outstanding options, warrants, conversion or exchange privileges or other rights to purchase or obtain any shares of Cortext and there are no contracts, commitments, understandings, arrangements or restrictions relating to the issuance, sale, or transfer by Cortext of any of its shares.

          4.4  Authorization Capitalization. Cortext has full corporate power
               ----------------------------
and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Cortext and constitutes a valid and binding agreement of Cortext and each Cortext Principal and is enforceable against Cortext and each Cortext Principal in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

          4.5  Compliance with Laws and Other Instruments.  The execution,
               ------------------------------------------
delivery and performance by Cortext of this Agreement (a) will not require from the board of directors or shareholders of Cortext any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, license, exemption or registration with any court or governmental department, commission, agency or instrumentality of government, (c) will not cause Cortext or any Cortext Principal to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award, or (iv) any provision of the Memorandum of Association or Articles of Association of Cortext, or (d) subject to the Assignment Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Cortext pursuant to the terms or provisions of, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any indenture, credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, lease or instrument to which Cortext or any Cortext Principal is a party or by which any Cortext Principal or Cortext or any of its properties or assets are bound.

          4.6. Issuance of Shares.  The Shares to be issued and sold by Cortext
               ------------------
at each Installment Closing Date, upon such issuance, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens and will not be subject to any pre-emptive or similar right except as set forth in the New Articles and in this Agreement.

          4.7. Financial Statements. At or prior to the First Installment
               --------------------
Closing Date, Cortext shall deliver to VCI, unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1999 (the "Fiscal Year End
                                                            ---------------
1999"). Attached hereto as Schedule 2 are the following financial statements (a) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for Cortext; and (b) unaudited
               ---------------------------
consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the
                            --------------------------------
6 months ended June 30, 1999 for Cortext. (The Fiscal Year End 1999, Most Recent Fiscal Year End and the Most Recent Financial Statements are collectively referred to as the "Financial Statements".) The Financial Statements (including
                    --------------------
the notes thereto) have been prepared in accordance with Israeli GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Cortext as of such dates and the results of operations of Cortext for such periods.

          4.8  Title to Assets; Leases.
               -----------------------

          (a) Cortext has good and marketable title to, or a valid leasehold interest in, the real and tangible properties and assets used by it, located on its premises, or shown on the balance sheet contained in the Most Recent Financial Statements or acquired after the date thereof, free and clear of all security interests, except for properties and assets disposed of in the ordinary course of business since the date of the balance sheet contained in the Most Recent Financial Statements.

          (b) All leases pursuant to which Cortext leases property are valid, binding and enforceable in accordance with their terms, and are in full force and effect; and there are no existing defaults by Cortext or the other party thereunder; and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement.

          4.9  No Undisclosed Liabilities; Etc.  Cortext has no liabilities or
               -------------------------------
obligations of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due) ("Liabilities") except (a) Liabilities that are
                                -----------
fully reflected or reserved against in the Most Recent Financial Statements, which reserves are appropriate and reasonable and (b) Liabilities incurred in the ordinary course of business since the date of the Most Recent Financial Statements.

          4.10 Events Subsequent to Most Recent Fiscal Year End.  Since the Most
               ------------------------------------------------
Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Cortext. Without limiting the generality of the foregoing, (but not including those transactions reflected in the Most Recent Financial Statements, this Agreement, the Assignment Agreement, the Software License Agreement and the Employment Agreements), since that date:

              (a) Cortext has not sold, leased, transferred, or assigned any material assets, tangible or intangible;

              (b) Cortext has not entered into any material agreement, contract, lease, or license;

              (c) no party (including Cortext) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which Cortext is a party or by which Cortext is bound;

              (d) Cortext has not imposed any security interest upon any of its assets, tangible or intangible;

              (e)  Cortext has not made any material capital expenditures;

              (f) Cortext has not made any material capital investment in, or any material loan to, any Person;

              (g) Cortext not created, incurred, assumed, or guaranteed any indebtedness;

              (h) Cortext has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

              (i) there has been no change made or authorized in the Memorandum of Association or Articles of Association of Cortext;

              (j) Cortext has not issued, sold, or otherwise disposed of any of its share capital, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its share capital;

              (k) Cortext has not declared, set aside, or paid any dividend or made any distribution with respect to its share capital (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its share capital;

              (l) Cortext has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

              (m) Cortext has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

              (n) Cortext has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement other than the Cortext Principals' Employment Agreements;

              (o) Cortext has not granted any increase in the base compensation of any of its directors, officers, and employees;

              (p) Cortext has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees; and

              (q)  Cortext has not committed to any of the foregoing.

        4.11   Intellectual Property.
               ---------------------

               (a) Cortext has not interfered with, infringed upon, misappropriated or otherwise come into conflict in any material respect with any rights of third parties with respect to Cortext Intellectual Property, and Cortext has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or conflict, and no such claim is impliedly threatened by an offer to license from a third party under a claim of use;

               (b) Subject to the Assignment Agreement, Cortext owns all right, title and interest in and to all of the Cortext Intellectual Property (other than the Licensed Intellectual Property);

               (c) Subject to the Assignment Agreement, Cortext has the right to use all Intellectual Property necessary or required for the conduct of its business as currently conducted or contemplated by this Agreement or the Exhibits hereto or for use by VCI pursuant to the Software License Agreement;

               (d) There are no royalties, honoraria, fees or other payments payable by Cortext to any Person by reason of the ownership, use, license, sale or disposition of any Intellectual Property;

               (e) No activity, service or procedure currently conducted or
contemplated by this Agreement or the Exhibits hereto   violates any agreement
governing the use of Licensed Intellectual Property;

               (f) Neither Planet nor any other third party participated in the development of any of the Cortext Intellectual Property;

               (g) Cortext has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements and proprietary rights agreements with all officers, directors and employees of, and consultants to, Cortext with access to or knowledge of the Cortext Intellectual Property) designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Cortext Intellectual Property; and

               (h) Cortext has not sent to any third party or otherwise communicated to another Person any charge, complaint, claim, demand or notice asserting infringement or misappropriation of, or other conflict with, Cortext Intellectual Property by such other Person or any acts of unfair competition by such other Person, nor, to the best knowledge of Cortext, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

        4.12   Legal Compliance. To the best of its knowledge Cortext has
               ----------------
materially complied with, and is not in violation of, or in default with respect to, all applicable Laws. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced alleging any failure so to comply.

        4.13   Legal Action. There are no actions, suits, proceedings or
               ------------
investigations pending against Cortext, or, to the knowledge of Cortext or the Cortext Principals, threatened against or affecting, Cortext's shareholders or its officers in their capacity as such, or any of Cortext's properties (or any basis therefor known by Cortext or the Cortext Principals) before or by any Israeli or foreign court, commission, regulatory body, administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding could reasonably be expected to materially and adversely affect Cortext, its business, properties, business prospects, condition (financial or otherwise) or results of operations.

        4.14.  Taxes. To the best knowledge of the Cortext Parties, all
               -----
applicable Israeli and foreign tax reports and returns required to be filed by Cortext have been duly filed and all taxes including, without limitation, income, value added, Israeli National Insurance Institute and Health taxes, and other charges due or claimed to be due from it by Israeli or foreign taxing authorities have been duly paid; the reserves for taxes reflected in the Financial Statements are adequate; and there are no tax liens upon any property or assets of Cortext. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any further tax liability with respect to the periods which have not been audited by the applicable state, local, or foreign tax authorities. All deficiencies and assessments resulting from examination of such tax returns and reports of Cortext have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Israeli or foreign tax return or report for any period. Notwithstanding the foregoing, VCI is aware that Cortext does not have a Final Tax Assessment from the Israeli Tax Authorities and that these authorities are authorized to re-examine any Tax Assessments for a period of seven years thereafter.

        4.15   Insurance. All policies of fire, liability, worker's compensation
               ---------
and other forms of insurance owned or held by Cortext have been provided to VCI and are in full force and effect; are valid, outstanding and enforceable policies; provide full insurance coverage for the assets and operations of Cortext; will remain in full force and effect through the Final Closing; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

        4.16   Contracts and Commitments. There has been made available to VCI
               -------------------------
(a) a true and complete copy of each of the material contracts of Cortext together with all amendments, waivers or other changes thereto, and (b) a complete description of all oral contracts to which Cortext is a party or by which any of its assets may be bound which individually or in the aggregate are material to the business of Cortext. A list of all such contracts is attached hereto as Schedule 4.16. Cortext has performed in all material respects all obligations required to be performed by it under all such contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract to which it is a party or by which any of its assets may be bound; and, to Cortext's knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in such a default or breach under any such contract, except where such actual or potential default or breach has not had, and in the future is not reasonably likely to have, a material adverse effect on Cortext. To Cortext's knowledge, no other party to any contract to which Cortext is a party or by which its assets may be bound is in default under or in breach of such contract and no event has occurred which would result in a default or breach under any such contract.

        4.17   Registration Rights.  No Person has any right to cause Cortext to
               -------------------
effect the registration under the Securities Act or under the laws of any other jurisdiction of any Cortext Securities.

        4.18   Year 2000. The Magazine Software and all other software code and
               ---------
product developed by Cortext (or any Affiliate or predecessor thereof) alone or together with others and, to the best knowledge of Cortext, any other software code or product owned by Cortext, are year 2000 compliant.

        4.19   Collective Bargaining Agreements.  There are no collective
               --------------------------------
bargaining agreements or extension orders which apply to the business of Cortext and/or to one or more of its employees.

        4.20   Government Funding. Neither Cortext nor either of the Cortext
               ------------------
Principals have ever received or applied for, any form of Israeli government funding, including without limitation funding from the Office of the Chief Scientist, MESER, the BIRD Foundation and funding related to Approved Enterprise status. Cortext has not received or applied for, any special status under any Israeli law or regulation for purposes of obtaining any financial benefit, tax benefit or government guarantee.

        4.21   Disclosure.  The representations and warranties of the Cortext
               ----------
Parties in this Agreement and the statements contained in the documents listed as exhibits hereto do not, and will not as of the first Installment Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading.

    5.  Representations and Warranties by VCI. VCI hereby represents and
        -------------------------------------
warrants as of each Installment Closing Date, to the Cortext Parties as follows:

        5.1    Execution, Delivery and Enforceability. All consents, approvals,
               --------------------------------------
authorizations and orders necessary for the execution, delivery and performance by VCI of this Agreement have been duly and lawfully obtained, and VCI has full right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by VCI and constitutes a legal, valid and binding agreement of VCI enforceable against VCI in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

        5.2    Compliance with Laws and Other Instruments. The execution,
               ------------------------------------------
delivery and performance by VCI of this Agreement (a) will not require from the board of directors or stockholders of VCI any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, license, exemption of or filing or registration with any court or governmental department, commission, agency or instrumentality of government, except such as shall have been lawfully and validly obtained prior to the date hereof, (c) will not cause VCI to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award, or (iv) any provision of the certificate of incorporation or bylaws of VCI, or (d) will not result in a violation or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, lease or instrument to which VCI is a party or by which VCI or any of its properties or assets are bound which would have a material adverse effect on VCI.

          5.3 VCI is experienced in evaluating and investing in technologies such as the Magazine Software, is aware that CORTEXT is a start up company, is aware of CORTEXT financial condition, and can bear the risk of its investment in Cortext. VCI hereby represents that it has had sufficient opportunity to discuss management and financial affairs of Cortext with the Cortext Principals, has received answers to all questions that it has asked and has received materials in response to its requests. Cortext has not refused any information which VCI deemed necessary and appropriate to enable VCI to evaluate the financial risk inherent in making an investment in the shares of Cortext. Nothing contained in this Section shall derogate from the liability of the Cortext Parties with respect to the representations and warranties made by the Cortext Parties.

          6.   Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties of the parties hereto contained in this Agreement shall survive the Final Closing Date and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the earlier of: (a) the lapse of two (2) years as of the first Installment Closing Date or (2) the closing of an M&A Transaction involving the majority of CORTEXT's shares or assets.

     7.   Definitions.  Unless the context otherwise requires, the terms defined
          -----------
in this Section 7 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

          "Affiliate" shall mean, with respect to any specified Person, any
           ---------
other Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person.

          "Board" shall mean the board of directors of Cortext, together with
           -----
any executive committee thereof (if any), as same shall be constituted from time to time.

          "Companies Ordinance" shall mean the Israel Companies Ordinance (New
           -------------------
Version), 5743 - 1983, as amended from time to time, and any successor thereto.

          "Confidential Information" shall mean any information, data,
           ------------------------
technology, designs, plans, processes, systems or knowhow, whether or not protected by laws affording protection for intellectual property rights, regarding Cortext's or VCI's and their respective Affiliates' technologies, or concerning the businesses and affairs of Cortext or VCI and their respective Affiliates, that is not already generally available to the public.

          "Cortext Intellectual Property" shall mean the Magazine Software and
           -----------------------------
all other Intellectual Property used by Cortext or necessary for use in connection with the business of Cortext.

          "Cortext Securities" shall mean shares of Cortext (or any right or
           ------------------
interest therein) or rights or securities convertible into shares of Cortext (or any right or interest therein).

          "Cortext Parties" shall mean Cortext and the Cortext Principals.
           ---------------

          "Employment Agreements" shall mean the employment agreements entered
           ---------------------
into by Cortext and each of Ran Eilam and Noam Ilan, as of the date hereof and provided to VCI.

          "Holder" shall mean any of VCI, Ran Eilam or Noam Ilan.
           ------

          "Installment Closing" shall refer to each of the four issuance and
           -------------------
sales of the Shares to VCI in exchange for the consideration contemplated by this Agreement.

          "Installment Closing Date" shall mean the date on which an Installment
           ------------------------
Closing occurs or is contemplated to occur in this Agreement.

          "Intellectual Property" shall mean (a) all inventions (whether
           ---------------------
patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium) and (i) moral rights.

          "Law" shall mean any constitution, law, statute, treaty, rule,
           ---
directive, requirement or regulation or order of any governmental entity.

          "Licensed Intellectual Property" shall mean each item of Intellectual
           ------------------------------
Property that any Person owns and that Cortext uses in connection with its business pursuant to license, sublicense, agreement or permission.

          "Milestones" shall mean the Milestones set forth in Schedule 1 as
           ----------
amended by mutual consent.

          "New Articles" shall mean the articles of association in the form appended hereto as Exhibit C.

          "Person" shall include any natural person, corporation, limited
           ------
liability company, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder.

     8.   Miscellaneous.
          -------------

          8.1  Waivers and Amendments. Neither this Agreement nor any provision
               ----------------------
hereof may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          8.2  Developments and Notices.2  Notices.
               --------------------------  -------

          (a) Each party will give prompt written notice to the others of any material adverse development causing a breach or non-fulfillment of any of his or its own representations and warranties in Sections 4 or 5 hereof, the Software License Agreement or the Assignment Agreement. No disclosure by any party pursuant to this Section 8, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (b) All notices and other communications required or permitted under this Agreement shall be given in writing and shall be delivered to the relevant party or sent by registered air mail or facsimile to the address of that party or that party's facsimile number specified in Section 8(c). Unless otherwise specified herein, each notice or other communication shall be deemed effective nor having been given (i) on the date received, if personally delivered, (ii) the earlier of actual receipt or eight (8) business days after being sent, if sent by registered air mail, or (iii) one (1) business day after being sent, if sent by telecopier with written confirmation of receipt.

          (c) All notices and other communications shall be addressed as follows:

          if to Cortext:

                    Attention: Noam Ilan
                    Telecopier No.:

          With a copy to:

                    Attention: Advocate Nehama Sneh

                    Telecopier No. +972-3-547 9241
          if to VCI:

                    Virtual Communities, Inc.
                    589 8/th/ Avenue
                    New York, New York Attention:
                    Telecopier No.:

          With a copy to:

or such other address or telecopier number of a party, as that party shall have notified in writing to all other parties pursuant to this Section.

          8.3  Severability. Should any one or more of the provisions of this
               ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          8.4  Parties in Interest. All the terms and provisions of this
               -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether so expressed or not. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and permitted assigns.

          8.5  Expenses.  All costs and expenses (including, without limitation,
               --------
all legal fees and expenses and fees and expenses of any brokers, finders or similar agents) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

          8.6  Headings. The headings of the Sections and paragraphs of this
               --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          8.7  Choice of Law. It is the intention of the parties that the
               -------------
internal substantive laws, and not the laws of conflicts, of Israel should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

          8.8  Cumulative Remedies. None of the rights, powers or remedies
               -------------------
conferred upon any party shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or now or hereafter available at law, in equity, by statute or otherwise.

          8.9  Rights of Parties. Subject to the terms and conditions of this
               -----------------
Agreement, each party shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including without limitation the right to consent to the waiver of any obligation of the other party under this Agreement and to enter into an agreement with the other party for the purpose of modifying this Agreement or any agreement effecting any such modification, and such party shall not incur any liability to any other party with respect to exercising or refraining from exercising any such right or rights.

          8.10 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and by different parties hereto in separate counterparts (including by facsimile), with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          8.11 No Publicity. No party, nor any of their respective affiliates,
               ------------
shall make any public announcement or press release or otherwise make a public disclosure to any third party any terms or conditions of this Agreement or the transactions contemplated hereby, except to the extent necessary to comply with, or as required by, applicable law or pursuant to legal process, proceeding or order.

          8.12 Entire Agreement. This Agreement, including the other documents
               ----------------
referred to herein and the Exhibits hereto, contains the entire understanding of the parties hereto in respect of the subject matter hereof. This Agreement, including the other documents referred to herein and the Exhibits hereto, supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

          8.13 Further Assurances. Subject to the terms and conditions of this
               ------------------
Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, the relevant party shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

          8.14 Confidentiality. Each of the parties hereto will treat and hold
               ---------------
as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other party or destroy, at the request and option of such party all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the parties is required by any legal proceeding to disclose any Confidential Information, such party will notify the other party promptly of the requirement so that the other party may seek an appropriate protective order or waive compliance with the provisions of this Section 8.14. If, in the absence of a protective order or the receipt of a waiver hereunder, any of parties on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his or its reasonable best efforts to obtain, at the reasonable request of the other party , an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other party shall designate.

          8.15 Assignment.  This Agreement and the rights hereunder shall not be
               ----------
assignable or transferable by Cortext or the Cortext Principals or VCI except to permitted transferees in accordance with Section 3 and the New Articles and provided that such transferees undertake and assume all of transferor obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          8.16 Specific Performance.  Each of the parties hereto acknowledges
               --------------------
and agrees that in the event of any breach of this Agreement, the nonbreaching parties would be irreparably harmed and could not be made whole by monetary damages. Each of the parties hereto accordingly agrees to waive the defense in any action for injunction or specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of this Agreement.

          9. Conditions to Obligation to Close.
             ---------------------------------

          9.1  Conditions to Obligations of VCI. The obligations of VCI to
               --------------------------------
consummate the transactions to be performed by it in connection with each Installment Closing as of each Installment Closing Date is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Section 4 above, applicable to such Closing Date, shall be true and correct in all material respects;

          (b) the Cortext Parties shall have materially performed and complied with all of their covenants hereunder;

          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (3) affect adversely the right of VCI to own the Shares or (4) affect materially and adversely the right of Cortext to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) on or prior to the date hereof, the relevant parties shall have entered into the Assignment Agreement and the Employment Agreements (the "Side Agreements") which agreements shall be in full force and effect; and any necessary payments shall have been made under such agreements; and no breach or violation of any of the terms or provisions of, or default under (with or without notice or lapse of time or both), or any other right to terminate any of the obligations under, or right to accelerate any obligations under, any of such agreements shall exist;

          (e) Cortext shall have delivered to VCI: (i) on or prior to the date hereof, (A) resolutions of the Board and the shareholders, as the case may be, authorizing the execution, delivery and performance of this Agreement, the Side Agreements and the transactions contemplated hereby and thereby, including the adoption of the New Articles, establishing the signature authorities of Cortext, in the forms annexed hereto as Exhibit _9.1_(the "Resolutions") and (B) the Fiscal Year End 1999 financial statement consistent with the representations and warranties set forth in Section 4.10 above; and (ii) a certificate, dated as of the date of the Installment Closing in question, executed by the appropriate officers of Cortext, to the effect that each of the conditions specified above in Section 1 and this Section 9.1 are satisfied in all respects;

          (f) VCI shall have received on the date hereof from counsel to Cortext an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to VCI and dated as of the date hereof;

          (g) VCI shall have received from Cortext on or prior to the date hereof, the Agreement annexed hereto as Exhibit E, executed by Cortext and Internet Dapei Zahav;

          (h) VCI shall have received from Cortext on or prior to the date hereof, executed banking instructions with respect to the payments to be made hereunder to Planet reasonably satisfactory in form and substance to VCI; and

          (i) all actions to be taken by the Cortext Parties in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, or reasonably requested by VCI, shall be reasonably satisfactory in form and substance to VCI.

     VCI may waive any condition specified in this Section 9 if it executes a writing so stating at or prior to the relevant Installment Closing.

          9.2  Conditions to Obligation of the Cortext Parties. The obligation
               -----------------------------------------------
of the Cortext Parties to consummate the transactions to be performed by them in connection with the each Installment Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of each Installment Closing Date;

          (b) VCI shall have performed and complied with all of its covenants hereunder in all material respects through the applicable Installment Closing Date;

          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) all actions to be taken by VCI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, or reasonably requested by the Cortext Parties, shall be reasonably satisfactory in form and substance to the Cortext Parties.

          (e) Cortext received from VCI satisfactory written evidence of transfer of the funds to the Cortext Account and to the Planet Account.

          IN WITNESS WHEREOF, each of the parties hereto have caused this Stock Purchase Agreement to be executed by its duly authorized representative as of the date and year first set forth above.


                         VIRTUAL COMMUNITIES, INC.


                         By:  /s/ Avi Moskowitz
                              -----------------------

                         Title:  President



                         CORTEXT LTD.


                         By:  /s/ Noam Ilan
                              -----------------------

                         Title:  C.E.O.



                              /s/ Noam Ilan
                              -----------------------
                              Noam Ilan

                              /s/ Ran Eilam
                              -----------------------
                              Ran Eilam